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                                                                   EXHIBIT 23.2

                        INDEPENDENT AUDITORS, CONSENT

The Board of Directors
Palmer Wireless, Inc.:

        We consent to the use of our report dated January 31, 1996 on the consolidated financial statements of Palmer Wireless, Inc. and subsidiaries as of December 31, 1994 and 1995, and for each of the years in the three-year period ended December 31, 1995 included herein and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus. Our report dated May 14, 1996, regarding our review of the pro forma adjustments appearing in Palmer Wireless' pro forma combined balance sheets as of March 31, 1996, and the pro forma combined summaries of operations for the year ended December 31, 1995 and for the three months ended March 31, 1996 is not a "report" or a "part" of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Securities Act of 1933; accordingly, this consent does not relate to such report.



                                                /s/ KPMG PEAT MARWICK LLP
                                                KPMG  Peat Marwick LLP

Des Moines, Iowa
June 7, 1996